Form 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       The PRIMA Group International, Inc.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                              56-2042959
(State or other jurisdiction of incorporation  (IRS Employer Identification No.)
                 or organization)



                            447 S. Sharon Amity Road
                                    Suite 250
                               Charlotte, NC 28211
                                 (704) 366-0393
             (Address, telephone no. of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                   each class is to be registered

                    None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
 [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
 [X]

 Securities Act registration statement file number to which this form relates:

                                    333-38059


       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (title of class)

ITEM 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant's Common Stock, par value $0.01 per share, set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-38059), as amended (the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission, is hereby incorporated by reference herein.


ITEM 2:  EXHIBITS

The following Exhibits are incorporated herein by reference as indicated below:

1. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement);

2. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement); and


SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         DATE:             April 28, 1998.


                                   THE PRIMA GROUP INTERNATIONAL, INC.


                                   By:  /s/ James R. Currier
                                        --------------------------------
                                            James R. Currier, President

                                  EXHIBIT INDEX

Exhibit
  No.            Description
--------         ------------

3.1 Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement)

3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement)